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                                                                    EXHIBIT 23.3



         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP



Orange County, California


March 11, 1998